                            ADMINISTRATION AGREEMENT
                    COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

     This ADMINISTRATION AGREEMENT (the "Agreement") is made and entered into effective as of December 1, 2005 by and between COLUMBIA MANAGEMENT ADVISORS, LLC, ("CMA") a Delaware limited liability company and COLUMBIA FUNDS VARIABLE INSURANCE TRUST I (formerly NATIONS SEPARATE ACCOUNT TRUST), a Delaware statutory trust (the "Trust").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust and CMA are parties to that certain Administration Agreement dated as of August 22, 2005 (the "Existing Agreement") under which the Trust has retained CMA to render certain administrative services for the investment portfolios of the Trust listed on Schedule A (individually, a "Fund" and collectively, the "Funds"); and

     WHEREAS, the Trust and CMA desire to amend and restate the Existing Agreement in order to (i) eliminate references to certain accounting services, such services to instead be performed by CMA under a Pricing and Bookkeeping Agreement between the parties of even date herewith and (ii) reduce the fees payable under the Existing Agreement to reflect the elimination of such accounting services (such fees to be paid pursuant to the Pricing and Bookkeeping Agreement);

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

     1. Appointment. The Trust hereby appoints CMA to act as Administrator of the Funds, and CMA hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 3, for the compensation and on the terms herein provided. Absent written notification to the contrary by either the Trust or CMA, each new investment portfolio established in the future by the Trust shall automatically become a "Fund" for all purposes hereunder as if listed on Schedule A.

     2. Delivery of Documents. The Trust has furnished CMA with copies properly certified or authenticated of each of the following:

          (a) The Trust's registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act (File Nos. 333-40265 and 811-08481), as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' shares of beneficial interest (the "Shares");

          (b) The Funds' most recent prospectus(es); and

          (c) The Funds' most recent statement(s) of additional information.


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     The Trust will furnish CMA from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Trust will provide CMA with any other documents that CMA may reasonably request and will notify CMA as soon as possible of any matter materially affecting CMA's performance of its services under this Agreement.

     3. Duties as Administrator. Subject to the supervision and direction of the Board of Trustees of the Trust, CMA, as Administrator, will assist in supervising various aspects of the Trust's administrative operations and undertakes to perform the following specific services from and after the effective date of this Agreement:

          (a) Maintain office facilities for the Trust (which may be in the offices of CMA or a corporate affiliate);

          (b) Furnish clerical services, internal executive and administrative services and stationery and office supplies in connection with the foregoing;

          (c) Assist in furnishing statistical and research data and data processing services in connection with the foregoing;

          (d) Furnish corporate secretarial services, including assisting in the coordination of the preparation and distribution of materials for Board of Trustees meetings;

          (e) Provide the services by certain persons who may be appointed as officers of the Trust by the Trust's Board of Trustees;

          (f) Assist in coordinating the provision of legal advice and counsel to the Trust with respect to regulatory matters, including monitoring regulatory and legislative developments which may affect the Trust and assisting in the strategic response to such developments, counseling and assisting the Trust in routine regulatory examinations or investigations of the Trust, and working closely with outside counsel to the Trust in connection with any litigation in which the Trust is involved;

          (g) Prepare and file timely the certified final versions of the annual and semi-annual report on Form N-CSR;

          (h) Coordinate the preparation and filing of the Funds' voting records on Form N-PX;

          (i) File holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year;

          (j) Assist in coordinating the preparation of reports to the Trust's shareholders of record and the SEC including, but not necessarily limited to, annual reports and semi-annual reports to shareholders and on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act;


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          (k) Coordinate with the Trust regarding the jurisdictions in which the
Shares shall be registered or qualified for sale and, in connection therewith, be responsible for the registration or qualification and the maintenance of such registration or qualification of Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Trust or any Fund as a dealer or broker shall be made or reimbursed by the Trust or that Fund, respectively;

          (l) Assist in the preparation and filing on a timely basis of various reports, registration statements and post-effective amendments thereto, and other documents required by federal, state and other applicable laws and regulations, other than those filed or required to be filed by the Funds' adviser, sub-advisers, transfer agent, sub-transfer agent or custodian;

          (m) Administer the implementation and required distribution of the Trust's privacy policy as required under Regulation S-P;

          (n) Implement and maintain a disaster recovery program for the Trust's records, and a business continuity plan;

          (o) Assist the Trust's Chief Compliance Officer with issues regarding the Trust's compliance program (as approved by the Board of Trustees in accordance with Rule 38a-1 under the 1940 Act) as reasonably requested;

          (p) Perform certain compliance procedures for the Trust which will include, among other matters, monitoring compliance with personal trading guidelines by the Trust's Board of Trustees;

          (q) Assist the Trust with its obligations under Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and Rule 30a-2 under the 1940 Act, including the establishment and maintenance of internal controls and procedures that are reasonably designed to ensure that information prepared or maintained in connection with administration services provided hereunder is properly recorded, processed, summarized, or reported by the Administrator or its affiliates on behalf of the Trust so that it may be included in financial information certified by Trust officers on Form N-CSR and Form N-Q;

          (r) Accumulate information for reports to the Trust's shareholders of record and the SEC including, but not necessarily limited to, annual reports and semi-annual reports to shareholders and on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act;

          (s) Prepare and file on a timely basis the Trust's tax returns, including foreign, federal, state, local and excise tax returns, as applicable, and any other tax filings, and issue all tax-related information to shareholders, including IRS Form-1099 and other applicable tax forms;


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          (t) Prepare and file any claims in connection with class actions involving portfolio securities, handle administrative matters in connection with the litigation or settlement of such claims, and prepare a report to the Board regarding such matters;

          (u) Obtain and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with Rules 17g-1 and 17d-1 under the 1940 Act at the expense of the Trust and Funds and ensure that such fidelity bonds and any related notices are filed with the SEC as required under the 1940 Act, to the extent such bonds and policies are approved by the Board;

          (v) Monitor the development and implementation of certain compliance procedures for the Trust including, but not limited to, monitoring: (i) each Fund's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, including performing, on a monthly basis and based upon information provided by the Fund's adviser or sub-advisers, the 90% gross income and asset diversification tests derived from such Sub-Chapter; and (ii) compliance by each Fund with its investment objective, policies and restrictions, and applicable laws and regulations;

          (w) Prepare and furnish to the Trust monthly broker security transaction summaries and monthly security transaction listings and (at the Trust's request) performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested;

          (x) Assist the Trust and its agents in their accumulation and preparation of materials for the Board of Trustees' meetings and for regulatory examinations and inspections of the Trust, to the extent such materials relate to the services being performed for the Trust by CMA;

          (y) Coordinate the provisions of services to the Trust by other service providers to the Trust, including the transfer agent, sub-transfer agent and custodian; and

          (z) Generally assist in all aspects of the Trust's operations.

     In performing all services under this Agreement, CMA shall: (i) act in conformity with the Trust's Declaration of Trust, By-laws, the 1940 Act and the rules thereunder, and other applicable laws and regulations, as the same may be amended from time to time, and the Trust's Registration Statement, as such Registration Statement may be amended from time to time; (ii) consult and coordinate with the Trust, as necessary and appropriate; and (iii) advise and report to the Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention.

     In connection with its duties under this Paragraph 3, it is understood and agreed that CMA may, at its own expense, enter into sub-administration agreements with other service providers and the Fund(s), provided that each such service provider agrees with CMA and the Fund(s) to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.


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     4. Compensation. CMA shall bear all expenses in connection with the performance of its services under this Agreement, except those enumerated in 4(b) below.

          (a) CMA will from time to time employ or associate with such person or persons as CMA may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees of both CMA and the Trust. The compensation of such person or persons shall be paid by CMA and no obligation shall be incurred on behalf of the Trust in such respect.

          (b) CMA shall not be required to pay any of the following expenses incurred by the Trust: investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage fees and commissions; taxes and fees payable to federal, state and other governmental agencies; fees of Trustees of the Trust who are not affiliated with CMA; outside auditing expenses, including tax preparation; outside legal expenses; fees of independent pricing services utilized by CMA to value each Fund's assets; fees of any other service provider to the Trust (other than a sub-administrator engaged pursuant to Paragraph 3); or other expenses not specified in this Section 4 which may be properly payable by the Trust and which are approved by the Trust's President, Chief Financial Officer or Treasurer.

          (c) The Trust will compensate CMA for its services rendered pursuant to this Agreement in accordance with Schedule B. In addition, the Trust shall reimburse CMA for certain reasonable out-of pocket distributions made in connection with fulfilling its obligations under the Agreement. The items eligible for reimbursement are set forth on Schedule B.

     5. Limitation of Liability; Indemnification.

          (a) CMA shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from CMA's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

          (b) The Trust, on behalf of each Fund, will indemnify CMA against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to the particular Fund and not resulting from the willful misfeasance, bad faith or negligence of CMA in the performance of such obligations and duties or by reason of their reckless disregard thereof. CMA will not confess any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. Any amounts payable by the Trust under this
Section 5(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of the Trust.


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     6. Effective Date; Termination of Agreement.

          (a) This Agreement shall become effective on the date of its execution. This Agreement shall remain in full force and effect with respect to such Fund(s) unless terminated pursuant to the provisions of Section 6(b).

          (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days written notice, by vote of the Board of Trustees of the Trust, or by CMA. CMA will cooperate with and assist the Trust, its agents and any successor administrator or administrators in any substitution/conversion process.

          (c) Sections 5 and 8 shall survive this Agreement's termination.

     7. Amendments. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     8. Confidentiality. All books, records, information and data pertaining to the business of the Trust, its prior, present or potential shareholders and CMA's customers that are exchanged or received pursuant to the performance of CMA's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used for any purpose other than performance of CMA's responsibilities and duties hereunder.

     9. Service to Other Companies or Accounts. The Trust acknowledges that CMA now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as distributor, investment adviser, investment sub-adviser and/or administrator to other investment companies or series of investment companies, and the Trust has no objection to CMA so acting. The Trust further acknowledges that the persons employed by CMA to assist in the performance of their duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of CMA or any affiliate of CMA to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     10. Miscellaneous.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or CMA shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Trust:
          Columbia Funds Variable Insurance Trust I
          One Financial Center
          Boston, Massachusetts 02111
          Attention: Secretary


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          To CMA:
          COLUMBIA MANAGEMENT ADVISORS, LLC
          One Financial Center
          Boston, MA 02110
          Attention: Keith T. Banks

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other parties.

          (c) This Agreement shall be construed in accordance with the laws of the State of Delaware.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (f) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters described herein.


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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                        COLUMBIA MANAGEMENT ADVISORS, LLC


                                        By: /s/ J. Kevin Connaughton
                                            ------------------------------------
                                            J. Kevin Connaughton
                                            Chief Financial Officer


                                        COLUMBIA FUNDS VARIABLE INSURANCE
                                        TRUST I


                                        By: /s/ Christopher Wilson
                                            ------------------------------------
                                            Christopher Wilson
                                            President


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                                   SCHEDULE A

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I:

1. Columbia Marsico Growth Fund, Variable Series
2. Columbia Marsico Focused Equities Fund, Variable Series
3. Columbia Marsico Mid Cap Growth Fund, Variable Series
4. Columbia Marsico 21st Century Fund, Variable Series
5. Columbia Marsico International Opportunities Fund, Variable Series
6. Columbia High Yield Fund, Variable Series

Approved: May 4, 2005
Last Amended: May 1, 2006

                                   SCHEDULE B

     For services rendered pursuant to this Agreement, the Trust will pay CMA, an administration fee, computed daily and payable monthly, based on annual rate of each Fund's daily net assets as follows:

FUND                                                                 ADMINISTRATION FEE
----                                                                 ------------------
Columbia Marsico Growth Fund, Variable Series                               0.23%
Columbia Marsico Focused Equities Fund, Variable Series                     0.23%
Columbia Marsico Mid Cap Growth Fund, Variable Series                       0.23%
Columbia Marsico 21st Century Fund, Variable Series                         0.23%
Columbia Marsico International Opportunities Fund, Variable Series          0.22%
Columbia High Yield Fund, Variable Series                                   0.23%

     In addition to the asset-based fee set forth above, the Trust shall reimburse CMA and any sub-administrator engaged pursuant to Paragraph 3 for certain reasonable out-of-pocket expenses incurred by them in connection with the performance of their respective duties hereunder.

     Reimbursable out-of-pocket expenses shall include the following: reasonable costs associated with postage (including overnight services), telephone, telecommunications (including facsimiles), duplicating, pricing services, and forms and supplies and such other out-of-pocket expenses as the parties may agree to from time to time.